EXHIBIT 23.2

[LOGO] Gilbert Laustsen Jung
       Associates Ltd.   Petroleum Consultants
       4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855

                        CONSENT OF INDEPENDENT ENGINEERS

TO: United States Securities and Exchange Commission

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 25, 2005, evaluating, as at December 31, 2004, the reserves of crude oil, natural gas and associated products attributed to the properties of PrimeWest Energy Trust (the "Trust") prior to provision for interest costs and general and administrative costs, but after providing for estimated royalties, production costs, development costs, other income, future capital expenditures, and well abandonment costs for only those wells assigned reserves by us, which report appears in the Trust's Annual Report on Form 40-F and its Registration Statement on Form 40-F. Additionally, we consent to the reference to us under the heading "Experts" in this Registration Statement on Form F-3.

                                        Yours very truly,

                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.

                                        ORIGINALLY SIGNED BY

                                        /s/ Myron J. Hladyshevsky, P. Eng.
                                            Vice-President

DATED as of September 1, 2005
Calgary, Alberta